Exhibit (m)(2)

AMENDED AND RESTATED SCHEDULE I TO DISTRIBUTION PLAN

Schedule I

Series	Fee Rate

Commencement Date

October 17, 2014

October 17, 2014

October 17, 2014

October 17, 2014

May 3, 2017

May 17, 2019

October 15, 2019

October 15, 2019

November 1, 2020

December 30, 2020

December 30, 2020

December 30, 2020

April 30, 2021

June 23, 2021

June 29, 2021

Sept 21, 2021

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Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Cleaner Energy Crypto-Mining & Semiconductor ETF

Discipline Fund ETF

Gen Z ETF

0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.25%